Exhibit 99.1

AMERICAN EAGLE OUTFITTERS

NAMES BOB MADORE EVP, CHIEF FINANCIAL OFFICER

PITTSBURGH – September 29, 2016 –American Eagle Outfitters (NYSE: AEO) today announced that Bob Madore has been appointed Executive Vice President and Chief Financial Officer, reporting to Chief Executive Officer, Jay Schottenstein, effective October 28, 2016.

In this role, Bob will oversee all aspects of Finance, Merchandise Planning and Allocation and Investor Relations. Bob joins AEO as a seasoned retail executive with extensive public company financial and operational experience, most recently as SVP, Chief Financial Officer at Ralph Lauren Corporation. Since 2004, he has served in various senior management roles at Ralph Lauren, where he was instrumental in growing its global business across multiple channels, concepts and product categories. Prior to that, Bob served in senior finance and retail operational roles at Nine West Group and New York and Company.

Jay Schottenstein, CEO commented, “I am excited to welcome Bob to American Eagle Outfitters and look forward to benefiting from his extensive financial and operational retail experience, global perspective and leadership as we execute our growth plan. I’m confident Bob will be an excellent addition to our executive team and instrumental in driving continued shareholder returns. Additionally, I’d like to thank Scott Hurd, SVP & Chief Accounting Officer, for his leadership and contributions as Interim CFO over the past several months. Scott will play an integral role in onboarding Bob and will continue to have a leadership role within Finance.”

Bob Madore, remarked, “I’m pleased to join American Eagle Outfitters at an exciting time of transformation and growth. I look forward to building upon its success and contributing to a strong future.”

About Bob Madore:

Bob Madore served as the Chief Financial Officer of Ralph Lauren Corporation from April 2015 to September 2016. Prior to that role, he held a number of key financial and operational roles at the Ralph Lauren Corporation, including Senior Vice President of Corporate Finance from December 2010 to March 2015, and Senior Vice President of Operations and Chief Financial Officer of its retail division from 2004 to December 2010. Before joining Ralph Lauren, Bob was Chief Financial Officer for New York & Company from 2003 to 2004, and served as Chief Operating Officer and Chief Financial Officer of FutureBrand, a division of McCann Erickson, from 2001 to 2003. Before that, he held various executive management positions at Nine West Group, Inc. from 1995 through 2000. Bob began his career in 1987 at Deloitte & Touche until 1995, and holds a Bachelor of Science in Accounting and Economics from Southern Connecticut State University. He is a certified public accountant.

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle Outfitters® and Aerie® brands. The company operates more than 1,000 stores in the United States, Canada, Mexico, China, Hong Kong and the United Kingdom, and ships to 81 countries worldwide through its websites. American Eagle Outfitters and Aerie merchandise also is available at more than 150 international stores operated by licensees. For more information, please visit www.ae.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which represent our expectations or beliefs concerning future events, including strong business results. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on factors beyond the company’s control. Such factors include, but are not limited to the risk that the company’s operating, financial and capital plans may not be achieved and the risks described in the Risk Factor Section of the company’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Accordingly, the company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if future changes make it clear that projected results expressed or implied will not be realized.

CONTACT: American	Eagle Outfitters, Inc.

                        Deb Wagner, 412-432-3300